Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Third Quarter 2021 Results

CANTON, Ohio – November 10, 2021 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its third quarter fiscal 2021 results for the period ended September 30, 2021.

“The third quarter showed the potential of the ecosystem that we are creating,” stated Michael Crawford, President and CEO of HOFV. “While hosting flagship events at Tom Benson Hall of Fame Stadium, we continued our rapid pace of construction at the Hall of Fame Village powered by Johnson Controls. We completed the Constellation Center for Excellence and recently received the certificate of occupancy, allowing programming for year-round attendance. Construction has continued to move forward in the Fan Engagement Zone, upon completion guests will be treated to unique and immersive dining and entertainment experiences. We are also expanding the Hall of Fame Village Sports Complex through additional fields and amenities for athletes, fans, and families, which will allow for more and larger events on campus driving increased attendance and revenue synergies. Within our media division, we relaunched our Non-Fungible Token (NFT) business, we co-produced the World Chase Tag special with Tupelo Honey and ESPN, and we began production of The Perfect Ten, a documentary highlighting the 10 individuals that have won the Heisman Trophy and have been enshrined in in the Pro Football Hall of Fame. We are also excited to be in the second season of our NFL Alumni Academy, our professional football development program, which provides our media division another opportunity to create and distribute a docuseries called “The Academy”. Finally, we were thrilled to launch the Hall of Fantasy League, our national professionally managed fantasy football league, and have had active engagement between fans and team general managers. The HOFV team continues to execute and remains focused on delivering results over the near and long term.”

Key Financial Highlights

●	Third quarter revenue was $3.5 million, an increase of 108% compared to the same period of the prior year, primarily driven by hotel revenue related to events being held at Hall of Fame Village powered by Johnson Controls. Event and rental revenue also contributed to revenue.
●	Third quarter net income was $8.1 million. This was primarily due to income of $22.5 million related to a change in fair value of warrant liability.
●	Third quarter adjusted EBITDA was a loss of $7.3 million, compared to a loss of $7.5 million in the same period of the prior year, resulting from increased investments in operations. See page 3 for reconciliation of net income attributable to Hall of Fame Resort & Entertainment Company stockholders to adjusted EBITDA.
●	The Company finished its third quarter with a cash balance, including restricted cash, of $28.5 million, compared to $73.7 million as of June 30, 2021. The lower cash balance was due to three factors: (1) an expected decline in cash from operating activities, (2) increased capital expenditures related to construction activities, and (3) reduction of debt, primarily driven by a $20 million loan repayment.

Third Quarter Business Highlights

●	Entered into a non-binding term sheet for a senior loan facility secured by the Constellation Center for Excellence with ERIEBANK, for up to $25 million.
●	Announced partnership with Esports Entertainment Group to become our official eSports provider and to operate a Helix eSports entertainment center that is scheduled to open in 2022.
●	Partnered with Venuetize to develop a mobile app to provide guests with information and more convenient visits to the Hall of Fame Village powered by Johnson Controls.
●	Launched the Hall of Fantasy League’s inaugural 2021-2022 season through its first live draft and a mobile app, with former NFL players and top fantasy experts leading its franchises.
●	Signed a multi-year sponsorship agreement with Hendrickson, a leading global manufacturer and supplier of commercial transportation products.

Subsequent To Quarter End Highlights

●	Announced partnership with Whistle Studios and WaV Sports to launch a football-themed docuseries The Academy. The Academy will follow athletes participating in the second season of the NFL Alumni Academy, the first-ever in-season NFL player replacement and training program for aspiring NFL players, being held at the Hall of Fame Village powered by Johnson Controls.
●	Received certificate of occupancy for Constellation Center for Excellence, the first on-campus asset constructed during Phase II at the Hall of Fame Village powered by Johnson Controls.
●	Signed a multi-year, multi-million-dollar sponsorship agreement with CommScope, a global network infrastructure provider.
●	Announced a partnership with ASM Global, the world’s leading producer of entertainment experiences, to bring concerts, festivals and other special events to the Tom Benson Hall of Fame Stadium.

Conference Call

The Company will host a conference call and webcast Thursday, November 11, 2021, beginning at 8:30 a.m. ET, to provide commentary on the business. Speaking on the call will be Michael Crawford, President and Chief Executive Officer, and Jason Krom, Chief Financial Officer.

Investors and all other interested parties can access the live webcast and replay at the Company’s website: ir.hofreco.com.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, the inability to maintain the listing of the Company’s shares on Nasdaq, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improve comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for HOFV’s results prepared in accordance with GAAP. In additional, the non-GAAP measures HOFV uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended September 30,
	2021	2020
Adjusted EBITDA Reconciliation
Net income (loss) attributable to HOFRE stockholders	$8,145,916	$(8,390,903)
(Benefit from) provision for income taxes	-	-
Interest expense	981,945	615,250
Depreciation expense	2,993,583	2,753,046
Amortization of discount on note payable	1,326,620	3,043,738
EBITDA	13,448,064	(1,978,869)

Loss on forgiveness of debt	-	877,976
Business combination costs	-	19,137,165
Impairment expense	1,748,448	-
Change in fair value of warrant liability	(22,469,170)	(25,510,000)
Adjusted EBITDA	$(7,272,658)	$(7,473,728)

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